February 4, 1999


Securities and Exchange Commission
Washington, D.C. 20549


Dear Sir or Madam:

We hereby consent to the inclusion of our report dated March 13, 1998, relating to the financial statements of Northwestern Consolidated Corporation as of December 31, 1997 and December 31, 1996 and for the year ended December 31, 1997 and the fifteen month period ended December 31, 1996, included in the Amendment to the Current Report on Form 8-K/A of Capital Title Group, Inc., pages F1-F22, dated November 25, 1998, pursuant to section 13 or 15(D) of the Securities Exchange Act of 1934.

Very truly yours

PISENTI & BRINKER LLP


/s/ Raymond Pounds

Raymond Pounds
Partner